UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2012

LIQUIDMETAL TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	00-313320	33-0264467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30452 Esperanza
Rancho Santa Margarita, California 92688
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 2, 2012, Liquidmetal Technologies, Inc. (the “Company”) entered into definitive agreements relating to a private placement (the “Private Placement”) of $12.0 million in principal amount of Senior Convertible Notes due on September 1, 2013 (the “Notes”).  The closing of the Private Placement is expected to occur on July 2, 2012, or as soon thereafter as practicable.  The Notes will be issued pursuant to a Securities Purchase Agreement, dated July 2, 2012, among the Company and the purchasers of the Notes (the “Purchase Agreement”).  The Private Placement will result in gross proceeds of $12.0 million before placement agent fees and other expenses associated with the transaction.  The proceeds will be used for general corporate purposes and for purposes of satisfying the $1.8 million promissory note payable by the Company to Saga S.P.A.  The Private Placement was made solely to certain “accredited investors” within the meaning of the federal securities laws.

The Notes will be convertible at any time at the option of the holder into shares of the Company’s common stock at $0.352 per share, subject to adjustment for stock splits, stock dividends, and the like.  In the event that the Company issues or sells shares of the Company’s common stock, rights to purchase shares of the Company’s common stock, or securities convertible into shares of the Company’s common stock for a price per share that is less than the conversion price then in effect, the conversion price then in effect will be decreased to equal such lower price.  The foregoing adjustments to the conversion price for future stock issues will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans.  In addition, the conversion price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes.

On the first business day of each month beginning on October 1, 2012 through and including September 1, 2013 (the “Installment Dates”), the Company will pay to each holder of a Note an amount equal to (i) one-twelfth (1/12th) of the original principal amount of such holder’s Note (or the principal outstanding on the Installment Date, if less) plus (ii) the accrued and unpaid interest with respect to such principal plus (iii) the accrued and unpaid late charges (if any) with respect to such principal and interest.  Prior to maturity, the Notes will bear interest at 8% per annum (or 15% per annum during an event of default) with interest payable monthly in arrears on the Installment Dates and on conversion dates.

Each monthly payment may be made in cash, in shares of the Company’s common stock, or in a combination of cash and shares of the Company’s common stock.  The Company’s ability to make such payments with shares of the Company’s common stock will be subject to various conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment (or, in the alternative, the eligibility of the shares issuable pursuant to the Notes and the Warrants (as defined below) for sale without restriction under Rule 144 and without the need for registration) and certain minimum trading volumes in the stock to be issued.  Such shares will be valued, as of the date on which notice is given by the Company that payment will be made in shares, at the lower of (1) the then applicable conversion price and (2) a price that is 87.5% of the arithmetic average of the ten (or in some cases fewer) lowest weighted average prices of the Company’s common stock during the twenty trading day period ending two trading days before the applicable determination date (the “Measurement Period”).  The Company’s right to pay monthly payments in shares will depend on the following trading volume requirements in the Company’s common stock: a minimum of $250,000 in average daily trading volume during the Measurement Period, and a minimum of $150,000 in daily trading volume during each day during the Measurement Period, with certain exceptions.

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Upon the occurrence of an event of default under the Notes, a holder of a Note may (so long as the event of default is continuing) require the Company to redeem all or a portion of its Note.  Each portion of the Note subject to such redemption must be redeemed by the Company, in cash, at a price equal to the greater of (1) 125% of the sum of (a) the amount being redeemed (including principal, accrued and unpaid interest, and accrued and unpaid late charges) and (b) the amount of interest that would have accrued with respect to the amount being redeemed from the applicable redemption date through the applicable Installment Date, and (2) the sum of (x) the product of (I) the amount being redeemed and (II) the quotient determined by dividing (A) the greatest closing sale price of the shares of common stock during the period beginning on the date immediately preceding the event of default and ending on the date the holder delivers a redemption notice to the Company, by (B) the lowest conversion price in effect during such period and (y) the amount of interest that would have accrued with respect to the amount being redeemed from the applicable redemption date through the applicable Installment Date.

Subject to certain conditions, a holder of a Note may also require the Company to redeem all or a portion of its Note in connection with a transaction that results in a Change of Control (as defined in the Notes).  Each portion of the Note subject to such redemption must be redeemed by the Company, in cash, at a price equal to the greater of (1) 125% of the sum of (a) the amount being redeemed (including principal, accrued and unpaid interest, and accrued and unpaid late charges) and (b) the amount of interest that would have accrued with respect to the amount being redeemed from the applicable redemption date through the applicable Installment Date, and (2) the sum of (x) the product of (I) the amount being redeemed and (II) the quotient determined by dividing (A) the greatest closing sale price of the shares of common stock during the period beginning on the date immediately preceding the earlier to occur of (i) the consummation of the Change of Control and (ii) the public announcement of such Change of Control and ending on the date the holder delivers a redemption notice to the Company, by (B) the lowest conversion price in effect during such period and (y) the amount of interest that would have accrued with respect to the amount being redeemed from the applicable redemption date through the applicable Installment Date.

As a part of the Private Placement, the Company issued Warrants to the purchasers of the Notes giving them the right to purchase up to an aggregate of 18,750,000 shares of the Company’s common stock at an exercise price of $0.384 per share (the “Warrants”).  The Warrants are exercisable on or after the date that is six (6) months after the date of the issuance of the Warrants, and the exercise prices for the Warrants are subject to adjustment for stock splits, stock dividends, and the like.  In the event that the Company issues or sells shares of the Company’s common stock, rights to purchase shares of the Company’s common stock, or securities convertible into shares of the Company’s common stock for a price per share that is less than the exercise price then in effect, the exercise price of the Warrant will be reduced based on a weighted-average formula.  The foregoing adjustments to the exercise price for future stock issues will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans.  In addition, on the two year anniversary of the issuance date (the “Reset Date”), the then applicable exercise price will be reset to equal the lesser of (1) the then current exercise price and (2) 87.5% of the arithmetic average of the ten lowest weighted average prices of the common stock during the twenty trading day period ending two trading days immediately preceding the Reset Date.  All of the Warrants will expire on the fifth (5th) anniversary of the date they first become exercisable.

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In connection with the Private Placement, the Company and the purchasers of the Notes entered into a Registration Rights Agreement under which the Company is required, on or before thirty (30) days after the closing of the Private Placement, to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of the Company’s common stock issuable pursuant to the Notes and Warrants and to use its best efforts to have the registration declared effective as soon as practicable (but in no event later than 75 days after the closing of the Private Placement if the registration statement is not subject to a full review by the SEC, or 105 days after the closing of the Private Placement if the registration statement is subject to a full review by the SEC).  The Company will be subject to certain monetary penalties, as set forth in the Registration Rights Agreement, if the registration statement is not filed, does not become effective on a timely basis, or does not remain available for the resale of the Registrable Securities (as defined in the Registration Rights Agreement).

If, during the period beginning on the date that all Registrable Securities are registered pursuant to an effective registration statement and ending on the twenty-first (21st) month following the date of the closing of the Private Placement, the Company offers, sells, grants any option to purchase, or otherwise disposes of any of its or it subsidiaries’ equity or equity equivalent securities (a “Subsequent Placement”), the Company must first notify each purchaser of the Notes of its intent to effect a Subsequent Placement.  If a purchaser of the Notes wishes to review the details of a Subsequent Placement, the Company must provide such details to such purchaser along with an offer to issue and sell to or exchange with all such purchasers 30% of the securities being offered in the Subsequent Placement, initially allocated among such purchasers on a pro rata basis.

The offers and sales of securities in the Private Placement were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 thereunder.  Such offers and sales were made solely to “accredited investors” under Rule 506 and were made without any form of general solicitation and with full access to any information requested by the investors regarding the Company or the securities offered in the Private Placement.

The foregoing does not purport to be a complete description of the Purchase Agreement, the Registration Rights Agreement, the Notes, or the Warrants, and is qualified in its entirety by reference to the full text of such documents, which are attached as Exhibits 10.1, 10.2. 10.3, and 10.4, respectively, to this Form 8-K and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

In addition to the foregoing, in connection with the transaction previously reported by the Company on the Form 8-K filed with the SEC on June 5, 2012, and pursuant to the second closing under the Subscription Agreement, dated June 1, 2012, by and between the Company and Visser Precision Cast LLC (“Visser”), on June 28, 2012, the Company issued and sold to Visser 10,000,000 shares of common stock and a warrant to purchase up to 3,750,000 shares of common stock for an aggregate purchase price of $1,000,100.  The shares of common stock, the warrant and the shares of common stock issuable upon exercise of the warrant, as the case may be, were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof and/or Regulation D thereunder.

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Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Tony Chung
Tony Chung
Chief Financial Officer

Date:  July 2, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated as of July 2, 2012, by and among Liquidmetal Technologies, Inc. and each of the investors named on the Schedule of Buyers attached thereto.

10.2	Registration Rights Agreement, dated as of July 2, 2012, by and among Liquidmetal Technologies, Inc. and the investors named on the Schedule of Buyers attached thereto.

10.3	Form of Senior Convertible Note.

10.4	Form of Warrant to Purchase Common Stock.